Exhibit 99.5

September 9, 2025

SMJ International Holdings Inc.

31 Jurong Port Road

#02-20 Jurong Logistics Hub

Singapore 619115

CONSENT OF DIRECTOR

Ladies and Gentlemen:

I hereby consent, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named as a director to the board of directors of SMJ International Holdings Inc. in its Registration Statement on Form F-1, and any amendments or supplements thereto, and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

Sincerely yours,

/s/ Darrien Ong

Name: Darrien Ong